Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form F-3 No. 333-179636, as amended) of Diana Containerships Inc. and in the related Prospectus of our reports dated February 20, 2013, with respect to the consolidated financial statements of Diana Containerships Inc. and the effectiveness of internal control over financial reporting of Diana Containerships Inc. included in this Annual Report (Form 20-F) for the year ended December 31, 2012.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

February 20, 2013
Athens, Greece